UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 10, 2004

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Definitive Material Agreement

The information contained in Item 5.02 is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 22, 2004, Walter Alessandrini, the former President and CEO of Avanex Corporation (the “Company”), will retire as Chairman of the Board and as a director of the Company. On November 10, 2004, the Company entered into a consulting agreement with Dr. Alessandrini pursuant to which, effective November 22, 2004, he will provide advice to the Company regarding certain operational and integration matters through December 31, 2005. Dr. Alessandrini will be paid $2,000 per each day worked during each month of the term of the consulting agreement. In addition, pursuant to the consulting agreement, options to purchase 606,250 shares of Common Stock of the Company held by Dr. Alessandrini which were previously unvested will become vested and exercisable.

In addition, on November 22, 2004, Syrus P. Madavi will be appointed as Chairman of the Board of Directors and Chairman of the Company. Mr. Madavi, age 55, has served on the Company’s Board of Directors since November 2003. Mr. Madavi served as President and Chief Operating Officer of JDS Uniphase, an optical technology company, from July 2002 to October 2003 and as a member of its board of directors from November 2002 to October 2003. From August 2000 until April 2002, Mr. Madavi served as Vice President and then Senior Vice President of Texas Instruments Inc. Mr. Madavi was President and Chief Executive Officer of Burr-Brown Corporation from March 1994 until its acquisition by Texas Instruments Inc. in August 2000. Mr. Madavi also served as chairman of the board of directors of Burr-Brown Corporation from 1998 until August 2000. Prior to joining Burr-Brown Corporation, Mr. Madavi was employed at Raytheon Corporation from 1990 to 1994, where he served as President of the Semiconductor Division during his final two years. Mr. Madavi also served as Corporate Vice President and General Manager of Honeywell Signal Processing Technologies from 1984 to 1989. Mr. Madavi also serves on the board of directors of Centellium Communications, Inc. Mr. Madavi holds a B.S.E.E. degree and an M.S. in Computer Science from Stevens Institute of Technology, and an M.B.A. in Finance from the University of California at Los Angeles.

During the fiscal year ended June 30, 2004, JDS Uniphase Corporation purchased products and subcomponents, for itself and on behalf of its customers, from the Company and made payments to the Company in excess of five percent of the Company’s consolidated gross revenues. Mr. Madavi was an executive officer of JDS Uniphase Corporation during part of the fiscal year ended June 30, 2004 before serving on the Board of Directors of Avanex.

In connection with Mr. Madavi’s appointment as Chairman of the Board of Directors and Chairman of the Company, Mr. Madavi will be paid an annual base salary of $180,000. In addition, Mr. Madavi was granted an option to purchase 500,000 shares of Common Stock of the Company with an exercise price equal to the fair market value on the date of grant. The option will vest monthly over 24 months following the date of grant, subject to Mr. Madavi’s continuing status as a service provider of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective November 22, 2004, in connection with Mr. Alessandrini’s resignation from the Board of Directors of the Company as more fully described in Item 5.02 above, Section 3.2 of the Bylaws of the Company will be amended to decrease the authorized number of directors from eight members to seven members.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ W. BRIAN KINARD
W. Brian Kinard Vice President, General Counsel

Date: November 10, 2004

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